UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR l5(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 12, 2020

MIRAGE ENERGY CORPORATION
(Exact Name of registrant as specified in its Charter)

Nevada	000-55690	33-1231170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Isom Rd., Ste. 306 San Antonio, TX	78216
(Address of principal executive offices)	(Zip Code)

(210) 858-397

(Registrant's telephone number, including area code)

________________________________________________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions be low:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. l4a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240. l2b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section l3(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12 (b) of the Act: None

Item 8.01 Other Events.

On June 14, 2020, Mirage Energy Corporation (the "Company") will be unable to meet the filing deadline for its Quarterly Report on Form 10-Q for the period ending April 30, 2020 ("Quarterly Report") due to circumstances related to COVID-19. The Company has been unable to over co me the burden of limit ed access to its facilities and support staff as a result of COVID-19. The Company' s staff has been mandated to work from home, which has resulted in unforeseen delays and inefficiencies in the preparation of the Quarterly Report.

The Company is relying on the SEC order under Section 36 of the Securities Exchange Act of 1934, as a mended (the " Exchange Act"), dated March 25, 2020 (Release No. 34-88465) to extend the due date for the filing of the 10- Q until July 31, 2020 (45 days after the original due date). The Company will work diligently to comply with such requirement but, at this time, management believes that it will need most, if not all of the available extension period.

Supplemental Risk Factor

The Company is supplementing the risk factors previously disclosed in the Company' s Annual Report on Form 10-K for the year ended July 31, 2019 and its subsequent Quarterly Reports on Form 10-Q with the following risk factor:

Public health epidemics or outbreaks could adversely impact our business.

In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infection s have been reported globally. The extent to which the coronavirus impacts our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information which ma y emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. In particular, the continued spread of the coronavirus globally could adversely impact our operations and could have an adverse impact on our business and our financial results.

Forward-Looking Statements

Certain of the statements contained in this Current Report on Form 8-K should be considered forward- looking statements within the meaning of the Securities Act of 19 33, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as "may," " will," "expect," "intend," "anticipate," " believe," "estimate," "plan," "project," "could," "should," "would," "continue," "seek," " target," "guidance," " outlook," "if current trends continue," "optimistic," "forecast" and other similar words. Such statements include, but are not limited to, statements about the Company's plans, objectives, expectations, intentions, estimates and strategies for the future, and other statement s that are not historical facts. These forward-looking statements are based on the Company' s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may ca use actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. There may be other factors of which the Company is not currently aware that may affect matter s discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. In particular, the consequences of the COVID-19 outbreak to economic condition s and the industry in general and the financial posit ion and operating results of the Company in particular have been material, are changing rapidly, and cannot be predicted. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-look in g statements speak only as of the date hereof or as of the dates indicated in the statement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2020	Mirage Energy Corporation

	By:	/s/ Michael R. Ward
Michael R. Ward
	Title:	President, CEO

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